SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):             March 28, 1997


                       KIDDIE ACADEMY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


DELAWARE                               1-4052                52-1938283
--------                               ------                ----------
 (State or other jurisdiction of       (Commission File      (IRS Employer
incorporation or organization)         Number)               Identification No.)



                    108 Wheel Road, Bel Air, Maryland 21015
              (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code:           (410) 515-0788


                                      N/A

        (Former name or former address,  if changed since last report.)



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Item 5.  Other Events

On March 28, 1997, Kiddie Academy International, Inc. (the "Company") issued a press release which stated that the Company has been informed by a Nasdaq Listing Qualifications Panel (the "Panel") that the Panel has determined to delist the Company's common stock and warrants from The Nasdaq SmallCap Market SM effective March 31, 1997 because the Company was not in compliance with NASD Marketplace Rule 4310(c)(3) requiring companies listed on The Nasdaq SmallCap MarketSM to maintain capital and surplus of at least $1,000,000 in order to qualify for continued listing. Therefore, effective March 31, 1997, the Company's common stock and warrants are to be delisted from The Nasdaq SmallCap MarketSM. The Company intends to appeal the Panel's decision to the Nasdaq Listing and Hearing Review Committee, although there can be no assurance that such an appeal will be successful.

When the Company's common stock and warrants are delisted, trading of such securities may be conducted on the OTC Bulletin Board or in the over-the-counter market in what is commonly referred to as the "pink sheets." The Company's common stock and warrants are also currently being traded on The Boston Stock Exchange.

The Company also announced that it had retained Barington Capital Group, L.P. to assist it in connection with a possible financing. There can be no assurance as to the timing or success of any such financing. The Company is also investigating and evaluating various other cost saving measures, including further reductions in operating expenses and the selling or closing of certain unprofitable centers.




Item 7.  Exhibits

Exhibit No.                Description
99                         Press Release


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Kiddie Academy International, Inc.


March 28, 1997                                /s/ Michael J. Miller
                                              ---------------------
                                              Michael J. Miller
                                              President

                                  EXHIBIT INDEX


Exhibit No.                                                        Description

99.................................................................Press Release